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                                                                     EXHIBIT 99



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
REVOCABLE      FIRST FEDERAL BANK OF NORTHWEST
  PROXY         GEORGIA, FEDERAL SAVINGS BANK
               PROXY SOLICITED BY THE BOARD OF
               DIRECTORS FOR ANNUAL MEETING OF
                        SHAREHOLDERS
                     FEBRUARY     , 1996
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    The undersigned shareholder hereby appoints Bettie C. Bridges and Connie B.
Cox or either of them, each with full power of substitution, acting jointly or by either of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present) at the Annual Meeting of Shareholders of First Federal Bank of Northwest Georgia, Federal
Savings Bank ("First Federal"), to be held on February     , 1996, including
adjournments thereof.


1. To approve the Agreement and Plan of Reorganization dated September 29, 1995, by and between First Federal and Regions Financial Corporation.

         / /  FOR                / /  AGAINST                / /  ABSTAIN


2. In the discretion of management, to adjourn the Annual Meeting to permit solicitation of additional proxies in the event there are not sufficient affirmative votes to approve the Merger.



         / /  FOR                / /  AGAINST                / /  ABSTAIN



3. To amend the Charter of First Federal to delete Section 8A, which restricts acquisition by any person of 10% or more of any class of any equity security of First Federal.

         / /  FOR                / /  AGAINST                / /  ABSTAIN


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
4.    Election of Directors     / /   FOR all nominees listed below                / /   WITHHOLD AUTHORITY to vote
                                      (except as marked to the contrary below)           for nominees listed below
      INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike through the nominee's name in the list below.
      Nominees:  James B. Croker, Nathan Dean and Larry Dooley
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5.  Ratification of the appointment of Read, Martin, Slickman & Sheats as independent public accountants of First Federal.


         / /  FOR                / /  AGAINST                / /  ABSTAIN


6. In their discretion upon such other business as may properly come before the meeting.



    THIS PROXY SHALL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY INDICATED, IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 5, AND "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF AS INDICATED IN THE ENCLOSED PROXY STATEMENT. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


    WITNESS my hand and seal this       day of             , 1996.


                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  PLEASE SIGN this proxy exactly
                                                  as your name or names appear
                                                  hereon. If shares are held
                                                  jointly, signatures should
                                                  appear for both names. When
                                                  signing as attorney, executor,
                                                  administrator, trustee,
                                                  guardian or custodian, please
                                                  indicate the capacity in which
                                                  you are acting.

 PLEASE FILL IN, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE
                               PREPAID ENVELOPE.